INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



The Partners of
Stolper Defensive Growth Partners, L.P.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG LLP

Salt Lake City, Utah
December 15, 2004